UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 24, 2020

THE CONTAINER STORE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36161	26-0565401
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Freeport Parkway
Coppell, TX 75019
(Address of principal executive offices) (Zip Code)

(972) 538-6000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TCS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 2.02. Results of Operations and Financial Condition.

On July 28, 2020, The Container Store Group, Inc. announced its financial results for the quarter ended June 27, 2020. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2020, Jodi L. Taylor notified the Company of her resignation as Chief Financial Officer of the Company, effective as of August 31, 2020 (the “CFO Transition Date”). As previously disclosed and in accordance with her Second Amended and Restated Employment Agreement with the Company, Ms. Taylor will continue to serve as the Company’s Chief Administrative Officer and Secretary following the CFO Transition Date.

On July 27, 2020, the Company’s Board of Directors appointed Jeffrey A. Miller to serve as the Company’s Chief Financial Officer, effective as of the CFO Transition Date, at which point he will succeed Ms. Taylor as principal financial officer of the Company. Mr. Miller will continue to serve as the Company’s principal accounting officer following the CFO Transition Date.

Mr. Miller, 48, has served as the Company’s Vice President and Chief Accounting Officer since August 2013. Prior to joining the Company, Mr. Miller served in variety of roles with increasing responsibility at FedEx Office from 2003 to 2013, progressing to Vice President and Controller from 2008 until his departure. Mr. Miller began his career as a public accountant with Arthur Andersen and Ernst & Young.

In connection with Mr. Miller’s appointment as Chief Financial Officer, Mr. Miller has entered into an employment agreement (the “Agreement”) with the Company. The Agreement provides that Mr. Miller will serve as Chief Financial Officer for a term commencing on August 31, 2020 and ending on August 31, 2023, unless earlier terminated as provided in the Agreement. The Agreement provides for an annual base salary of $375,000, subject to review annually for possible increase. The Company and Mr. Miller agreed to a 33% reduction of his base salary to $251,250 until such time as determined by the Board. The Agreement also provides for an annual cash performance-based bonus with a target of 40% of annual base salary and a maximum of 75% of annual base salary.

The Agreement provides certain severance benefits upon termination by the Company without “Cause” or by Mr. Miller for “Good Reason,” as such terms are defined in the Agreement. The Company and Mr. Miller agreed that the salary reduction will not constitute “Good Reason” for purposes of the Agreement.

Except as described below, upon a termination of employment by the Company without Cause or by Mr. Miller for Good Reason (each, a “Qualifying Termination”), he would be eligible to receive (a) one and one-half times his annual base salary (calculated without applying the salary reduction currently in effect), (b) pro-rata vesting of any of his then-unvested equity awards that are, at the time of termination (i) subject solely to time-based vesting and (ii) scheduled to vest on the next scheduled time-vesting date, with such pro-ration being calculated based on the number of days worked since grant or the most recent time-vesting date, as applicable, and (c) continuation of medical and welfare benefits for him and his eligible dependents for eighteen months following the termination date, paid for by the Company, and a payment to make him whole on an after-tax basis for our payment of these costs. In addition, any of Mr. Miller’s equity awards that are unvested at the time of termination and subject to performance-based vesting would remain outstanding and eligible to vest and become exercisable based on the actual level of achievement of the applicable performance targets, but only with respect to the number of shares eligible to vest on the first time-vesting date that follows Mr. Miller’s termination, and pro-rated based on the number of days worked during the period from grant or the prior time-vesting date.

If the Qualifying Termination occurs within one year following a change in control of the Company or prior to February 28, 2022, in lieu of the cash severance and medical benefits and related payments described in the preceding paragraph, (a) Mr. Miller would be eligible to receive two times his annual base salary (calculated without applying the salary reduction currently in effect), and (b) he and his eligible dependents would be entitled to continuation of medical and welfare benefits for two years following the termination date, paid for by the Company, and to a payment to make him whole on an after-tax basis for our payment of these costs. If such Qualifying Termination occurs within one year following a change in control, then, in lieu of the equity award treatment described in the preceding paragraph, (a) Mr. Miller’s unvested equity awards that are, at the time of termination, subject solely to time-based vesting would become fully vested and exercisable, and (b) his equity awards that are unvested at the time of termination and subject to performance-based vesting conditions will vest in the amount that would have vested had the applicable performance period been completed and maximum performance levels achieved.

All of the payments and benefits described above to which Mr. Miller would be entitled in connection with a Qualifying Termination are subject to his execution of a release of claims in favor of the Company.

Upon Mr. Miller’s death or termination due to disability, his designee or estate would be entitled to receive a prorated amount of the bonus he would have earned for the year of termination had he remained employed throughout the year, based on actual performance (calculated without applying the salary reduction currently in effect). His unvested equity awards will vest in the same proportion as described in the case of a Qualifying Termination occurring other than during the one-year period after a change in control or prior to February 28, 2022.

Also under the Agreement, Mr. Miller agreed that, during his employment with the Company and during the two-year period following the date of his termination from employment for any reason, he would not directly or indirectly work for or engage or invest in any of our competitors or solicit, directly or through any third party, any of our employees or consultants. The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1*	Press Release issued on July 28, 2020

10.1	Employment Agreement with Jeffrey A. Miller, dated July 27, 2020

* Exhibit 99.1 shall be deemed to be furnished, and not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CONTAINER STORE GROUP, INC.

Date: July 28, 2020	By:	/s/ Jodi L. Taylor
Jodi L. Taylor
Chief Financial Officer and Chief Administrative Officer